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                                                                    EXHIBIT 23.2


CONSENT OF KPMG LLP


We consent to incorporation by reference in the Registration Statement on Form S-8 of The 3DO Company of our report dated May 3, 2000, relating to the consolidated balance sheets of The 3DO Company and subsidiaries as of March 31, 2000, and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in three-year period ended March 31, 2000, which report appears in the March 31, 2000 annual report on Form 10-K of The 3DO Company.




                                               /S/  KPMG LLP


Mountain View, California
December 15, 2000